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                                                                     EXHIBIT 4.2



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                      BRADLEY OPERATING LIMITED PARTNERSHIP

                                       TO


                                [NAME OF TRUSTEE]

                                     Trustee


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                                    Indenture

                        Dated as of               , 1997
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                          Subordinated Debt Securities







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      [EXPLANATORY NOTE. The text of this form of Indenture relating to
Subordinated Debt Securities ("Subordinated Debt Indenture") is identical to the text of the form of Indenture relating to Senior Debt Securities attached as the next preceding Exhibit ("Senior Debt Indenture"), except as set forth herein.]

      A. The first recital of the Subordinated Debt Indenture reads as follows:

      The Partnership deems it necessary to issue from time to time for its lawful purposes subordinated debt securities (hereinafter called the "Securities") evidencing its unsecured and subordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more Series as provided in this Indenture.

      B. The Subordinated Debt Indenture includes at the appropriate alphabetical place the following additional definition in Section 101:

      "Senior Indebtedness" means Indebtedness of the Partnership, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Partnership, other than the following: (1) any Indebtedness as to which, in the instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued, it is expressly provided that such Indebtedness is subordinate in right of payment to all Indebtedness of the Partnership not expressly subordinated to such Indebtedness; (2) any Indebtedness which by its terms refers explicitly to the Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Securities; and (3) with respect to any series of Securities, any Indebtedness of the Partnership evidenced by Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Partnership for compensation to employees, or for goods, materials or services purchased in the ordinary course of business, or (b) Indebtedness of the Partnership to a Subsidiary of the Partnership.

      C. The Subordinated Debt Indenture includes the following ARTICLE SIXTEEN:

ARTICLE SIXTEEN - SUBORDINATION OF SECURITIES

      SECTION 1601. Agreement to Subordinate. Notwithstanding anything in this Indenture to the contrary (other than Article Four of this Indenture), the Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of any Obligations with respect to each and all of the Securities


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are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

      SECTION 1602. Payment Over of Proceeds upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or Proceeding, or any receivership, liquidation, reorganization or other similar case or Proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding")

            (1) the holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution on account of principal of or premium, if any, or interest on or other Obligations in respect of the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company or any Subsidiary (individually and collectively, a "Securities Payment"), and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article Sixteen with respect to the Securities, to the payment in full, without diminution or modification by such plan, of all Senior Indebtedness), to which the Holders would be entitled except for the provisions of this Article Sixteen, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness) (or their representative(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      In the event that, notwithstanding the foregoing provisions of this Section


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1601, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Capital Stock or securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment in full, without diminution or modification by such plan, of Senior Indebtedness), before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of, and be paid over to, the holders of the Senior Indebtedness remaining unpaid (or their representative(s) or trustee(s) acting on their behalf), ratably as aforesaid, for application to the payment of such Senior Indebtedness until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section 1602 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

      SECTION 1603. No Payment When Senior Indebtedness in Default. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Securities, and no redemption, purchase, or other acquisition of the Securities, shall be made by or on behalf of the Company (i) unless full payment of amounts then due for principal and interest and of all other obligations then due on all Senior Indebtedness has been made or duly provided for pursuant to the terms of the instrument governing such Senior Indebtedness, (ii) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or any agreement pursuant to which any Senior Indebtedness is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Indebtedness being declared due and payable or (iii) if, at the time of such payment, redemption, purchase or other acquisition, the Trustee shall have received written notice from the holder or holders of any Senior Indebtedness or their representative or representatives (a "Payment Blockage Notice") that there


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exists under such Senior Indebtedness, or any agreement pursuant to which such
Senior Indebtedness is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Indebtedness due and payable, but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the Holders of such Senior Indebtedness) on the earlier of (A) the date on which such event of default shall have been cured or waived or (B) 180 days from the receipt of the Payment Blockage Notice. Upon termination of a Payment Blockage Period, payments on account of principal of or interest on the Securities and redemptions, purchases or other acquisitions may be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (A) only one Payment Blockage Notice may be given during any period of 360 consecutive days with respect to the same event of default and any other events of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice and (B) no new Payment Blockage Period may be commenced by the holder or holders of the same issue of Senior Indebtedness or their representative or representatives during any period of 360 consecutive days unless all events of default which were the object of the immediately preceding Payment Blockage Notice, and any other event of default on the same issue of Senior Indebtedness existing and known to the person giving such notice at the time of such notice, have been cured or waived.

      In the event that, notwithstanding the provisions of this Section 1603, payments are made by or on behalf of the Company in contravention of the provisions of this Section 1603, such payments shall be held by the Trustee, any Paying Agent or the Holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      The provisions of this Section shall not apply to any payment with respect to which Section 1602 would be applicable.

      SECTION 1604. Reliance by Senior Indebtedness on Subordination Provisions. Each Holder of any Security by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness,


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whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

      SECTION 1605. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Obligations due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article Sixteen to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Sixteen, and no payments over pursuant to the provisions of this Article Sixteen to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

      SECTION 1606. Provisions Solely to Define Relative Rights. The provisions of this Article Sixteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article Sixteen of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


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      SECTION 1607. Trustee to Effectuate Subordination. Each Holder of a
Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities and the holders of Senior Indebtedness, the subordination provided in this Article Sixteen and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership Proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such Proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such Proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then the holders of Senior Indebtedness, jointly, or their representatives shall have the right to file an appropriate claim for and on behalf of the Holders and to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article Sixteen and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article Sixteen.

      SECTION 1608. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder or any representative or trustee therefor, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Sixteen or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness and settle or


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compromise Senior Indebtedness (which, to the extent so settled and compromised, shall be deemed to have been paid in full for all purposes hereof); (iv) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and (v) exercise or refrain from exercising any rights against the Company and any other Person.

      SECTION 1609. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any default or event of default with respect to any Senior Indebtedness or of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Sixteen. Notwithstanding the provisions of this Article Sixteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any representative or trustee acting on their behalf; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 612, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Nothing contained in this Article Sixteen or any other Article of this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding, or under the conditions described in Section 1603, from making payments at any time in respect of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Securities, or the retention thereof by any Holder, if the Trustee did not have notice, as provided in this Section 1609, that such payment would have been prohibited by the provisions of this Article Sixteen.

      Subject to the provisions of Section 612, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article


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Sixteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Sixteen, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      SECTION 1610. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Section 612, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

      SECTION 1611. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. Nothing contained in this Article Sixteen or elsewhere in this Indenture, or in any of the Securities, shall prevent the application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Securities unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 1609 hereof of the facts which would prohibit the making of such application.

      SECTION 1612. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Sixteen with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 606.

      SECTION 1613. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Sixteen


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      shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
      Article in addition to or in place of the Trustee; provided, however, that
      Section 1612 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

      D. EXHIBIT A to the Subordinated Debt Indenture differs from EXHIBIT A to the Senior Debt Indenture in the following respects:

            1. The caption of Exhibit A reads:


            FORM OF REDEEMABLE OR NON-REDEEMABLE SUBORDINATED SECURITY.

      2. The following paragraph is included in the terms set forth on the Reverse of the Security:

            This Security is subordinated to the prior payment in full in cash of Senior Indebtedness to the extent set forth in Article Sixteen of the Indenture.


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